Exhibit 10.6

FOURTH AMENDED AND RESTATED GUARANTY

OF

SPECTRAL SOLUTIONS, INC.

ISCO INTERNATIONAL, INC., a corporation organized and existing under the laws of Delaware and formerly known as Illinois Superconductor Corporation (“ISCO”) and the corporate parent of SPECTRAL SOLUTIONS, INC., a corporation organized and existing under the laws of the State of Colorado (“Guarantor”), has issued to MANCHESTER SECURITIES CORPORATION, a corporation organized under the laws of the State of New York, and ALEXANDER FINANCE LP, an Illinois limited partnership (collectively, “Payees”): (i) 9 1/2% secured grid notes due April 1, 2005, as amended, issued on October 23, 2002 in the aggregate principal amount of up to $4,000,000 (the “2002 Notes”), (ii) 14% secured grid notes due April 1, 2005, as amended, issued on October 24, 2003 in the aggregate principal amount of $2,000,000 (the “2003 Notes”), (iii) 14% secured grid notes due April 1, 2005, as amended, issued on July 23, 2004 in the aggregate principal amount of $500,000 (the “July 2004 Notes”), (iv) 14% secured grid notes due April 1, 2005, as amended, issued on November 10, 2004 in the aggregate principal amount of $2,000,000 (the “November 2004 Notes”), in each case above pursuant to the Third Amended and Restated Loan Agreement dated November 10, 2004, as amended (the “Loan Agreement”), and (v) 5% Senior Secured Convertible Notes in the aggregate amount of $5,000,000 issued on June 22, 2006 (the “June 2006 Notes”) pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among ISCO and the Payees (the “Securities Purchase Agreement”). The June 2006 Notes together with the 2002 Notes, the 2003 Notes, the July 2004 Notes and the November 2004 Notes shall collectively be referred to herein as, the “Notes”.

Section 1. Guaranty.

(a) In consideration of Payees purchasing the Notes and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Payees the full payment and performance when due of any and all obligations and undertakings of ISCO under the Notes, the Loan Agreement, and the Fourth Amended and Restated Security Agreement, as amended (the “Security Agreement”) entered into pursuant to the Loan Agreement and the Securities Purchase Agreement (such obligations and undertakings shall hereinafter be referred to as the “Obligations”), together with all reasonable attorneys’ fees, disbursements and all other costs and expenses of collections reasonably incurred by Payees in enforcing any of such Obligations and/or this Guaranty.

(b) Notwithstanding the provisions of Section 1(a), Guarantor’s obligations hereunder shall not exceed the maximum amount that would not be subject to avoidance under fraudulent conveyance, fraudulent transfer, and other similar laws.

Section 2. Certain Guarantor Waivers.

(a) Waivers of Notice, Etc. Guarantor waives notice of acceptance of this Guaranty and notice of the creation or performance of any of the Obligations, and waives presentment,

demand of payment, protest or notice of protest, notice of dishonor or nonperformance of any of the Obligations, suit or taking other action or non-action by Payees, ISCO or any other guarantor against, and any other notice to, any party liable thereon (including, without limitation, Guarantor). Guarantor also hereby waives any notice of default by ISCO and any other notice to which Guarantor might otherwise be entitled, the right to interpose any counterclaim or consolidate any other action with an action on this Guaranty, and the benefit of any statute of limitations affecting its liabilities hereunder or the enforcement hereof. No act or omission of any kind in connection with any of the foregoing shall in any way impair or otherwise affect the legality, validity, binding effect or enforceability of any term or provision of this Guaranty or any of the obligations of Guarantor hereunder.

(b) Guaranty Not Affected. Guarantor hereby covenants, agrees and consents that Payees may, at any time and from time to time (whether or not after revocation or termination of this Guaranty), without incurring responsibility to Guarantor, and without impairing or releasing any of the obligations of Guarantor hereunder and, upon or without any terms or conditions, and in whole or in part: (i) agree with ISCO to change the manner, place or terms of performance, including (without limitation) any change or extend the time of performance of, renew or alter, any of the Obligations, any security therefor, or any other liability incurred directly or indirectly in respect thereof, or to make any other change in the Obligations, and the guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered; (ii) take additional security, for or sell, exchange, release, surrender, substitute, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any of the Obligations or any other liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst; (iii) exercise or refrain from exercising any rights against ISCO or others (including, without limitation, Guarantor) or otherwise act or refrain from acting; (iv) settle or compromise any Obligation, any security therefor, or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or subordinate the performance of all or any part thereof to the performance of any of the Obligations (whether due or not) to creditors of ISCO other than Payees and Guarantor; (v) apply any sums by whomsoever paid or howsoever realized to any Obligation regardless of what Obligations remain unperformed; (vi) cancel, compromise, modify, or waive the provisions of any document relating to any of the Obligations; (vii) release any other guarantor or surety of the Obligations; and (viii) grant ISCO any indulgence as Payees may, in its sole discretion, determine.

(c) Failure to Perfect Lien, Etc. No failure by Payees to file, record or otherwise perfect any lien or security interest, nor any improper filing or recording, nor any failure by Payees to insure or protect any security nor any other dealing (or failure to deal) with any security by Payees with respect to any of the Obligations, shall impair or release any of the obligations of Guarantor hereunder. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty is a primary obligation of Guarantor.

(d) Waiver of Subrogation. No payment by Guarantor except the indefeasible performance in full of the Obligations shall entitle Guarantor to be subrogated to any of the rights of Payees. Guarantor shall have no right of reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of ISCO or to any security for the Obligations, unless and until all of the Obligations have been indefeasibly performed in full, other than as such reimbursement or indemnity rights are waived in the next paragraph below.

(e) Payment Guaranty; Waiver of Defenses, Counterclaims, Etc. Guarantor hereby agrees that this Guaranty constitutes guaranty of payment, performance and compliance (and not a guaranty of collection only), and waives any right to require that any resort be had by Payees to ISCO or any other guarantor or to any security pledged with respect to the performance of any of the Obligations. Further, this guaranty of payment is absolute and unconditional, and shall remain valid, binding and fully enforceable irrespective of any circumstance of any nature that might otherwise constitute a defense, offset, claim, abatement or counterclaim that Guarantor or ISCO may assert against Payees with respect to any of the Obligations or otherwise, including, but not limited to, failure of consideration, fraudulent inducement, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury, and irrespective of the validity, legality, binding effect or enforceability of the terms of any agreement or instrument relating to any of the Obligations. Guarantor hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any such defenses, offsets, claims, abatements and counterclaims. In the event Payees are not permitted or otherwise unable (because of the pendency of any bankruptcy, insolvency, receivership or other similar proceeding) to accelerate the Obligations but would otherwise be permitted to do so at such time pursuant to the Loan Agreement, Payees may demand performance in full under this Guaranty as if all of the Obligations had been duly accelerated, and Guarantor will not raise, and hereby expressly waives, any claim or defense with respect to such acceleration.

Section 3. Remedies. In the case of any proceedings to collect any obligations of Guarantor, Guarantor shall pay all costs and expenses of every kind for collection and enforcement of this Guaranty, including attorneys’ fees and disbursements. Upon the occurrence and during the continuance of any failure of any of the Obligations to be performed when due, Payees may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations, or accept an assignment of any such security in lieu of foreclosure or compromise or adjust any part of the Obligations, or make any other accommodation with ISCO or any other guarantor, pledgor or surety, or exercise any other remedy against ISCO or any other guarantor, pledgor or surety, or any security, in accordance with and subject to the provisions of the documents creating such security interests. No such action by Payees will release, limit or otherwise affect the obligations of Guarantor to Payees, even if the effect of that action is to deprive Guarantor of the right to collect any reimbursement from ISCO or any other person for any sums paid to Payees.

Section 4. Reinstatement, Indemnification, Etc. If claim is ever made upon Payees for repayment, return, restoration or other recovery of any amount or amounts received by Payees in payment or on account of any of the Obligations, and Payees repay all or part of such amount: (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside or determined to be void or voidable as a preferential transfer, fraudulent conveyance, impermissible set off or a diversion of trust funds; or (b) for any other reason, including (without limitation) by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over Payees or any of their property, or (ii) any settlement or compromise of any such claim effected by Payees with any such claimant (including ISCO); then, and in such event, Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any revocation hereof or the cancellation of any Notes or other instrument or document evidencing any of the Obligations and the obligations of Guarantor hereunder shall continue to apply, or shall automatically (and without further action) be reinstated if not then in effect, as case may be, and Guarantor shall be and remain liable to Payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Payees. Guarantor hereby indemnifies Payees, and agrees to reimburse and hold Payees harmless on demand, from and against all actions, claims, losses, judgments, damages, amounts paid in settlement and expenses (including reasonable attorneys’ fees and court costs) brought against or incurred by Payees and arising out of, relating to or in connection with any of the Obligations.

Section 5. Waiver of Rights, Etc. No delay on the part of Payees in exercising any of their options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of their rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by Payees unless the same shall be in writing, duly signed by an officer of each Payee on behalf of such Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Payees or the obligations of Guarantor to Payees in any other respect at any other time.

Section 6. Enforcement, Etc. Payees, in their sole discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that Payees may have under this Guaranty, the Obligations or any applicable law: at law, in equity, in rem or in any other forum available under applicable law; without notice except as otherwise expressly required by law provided herein; without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that Payees may have against or in respect of Guarantor, the Obligations, ISCO, any other guarantor, surety, pledgor, collateral or any other person or thing; and without regard to any act or omission of Payees or any other person. Each Payee may enforce this Guaranty individually as to its portion of the Obligations.

Section 7. Reliance. Guarantor expressly acknowledges that Guarantor has not received or relied upon any oral or written agreements, understandings, representations or warranties from Payees or any other party with respect to this Guaranty (or any of Guarantor’s obligations hereunder), and that this Guaranty contains the entire understanding of the parties with respect to the subject matter hereof and supersedes and replaces any and all prior oral or written agreements and understandings with respect thereto.

Section 8. Representations, Warranties and Agreements of Guarantor. Guarantor hereby makes the following representations and warranties to Payees as of the date hereof:

(a) Organization and Qualification. Guarantor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Guarantor has no subsidiaries. Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of this Guaranty in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of Guarantor or (z) adversely impair in any material respect Guarantor’s ability to perform fully on a timely basis its obligations under this Guaranty (a “Material Adverse Effect”).

(b) Authorization; Enforcement. Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Guaranty, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guaranty by Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. This Guaranty has been duly executed and delivered by Guarantor and constitutes the valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance of this Guaranty by Guarantor and the consummation by Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or By-laws or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Guarantor is subject (including Federal and state securities laws and regulations), or by which any material property or asset of Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d) Consents and Approvals. Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other govern-mental authority or other person in connection with the execution, delivery and performance by Guarantor of this Guaranty.

Section 9. Successors and Assigns. This Guaranty is binding upon Guarantor and its successors or assigns, and shall inure to the benefit of Payees and their respective successors and assigns.

Section 10. Modification, Etc. This Guaranty cannot be terminated or changed orally and no provision hereof may be modified or waived except in writing by the holders of 75% of the outstanding principal amount of the Notes.

Section 11. Section and Other Headings. The Sections and other headings contained in this Guaranty are for reference purposes only and shall not affect the meaning or interpretation of this Guaranty.

Section 12. Governing Law. THIS GUARANTY AND THE RIGHTS OF PAYEES AND THE OBLIGATIONS OF GUARANTOR HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE 0F LAW.

Section 13. Severability. In the event that any term or provision of this Guaranty shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Guaranty, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of the Guaranty.

Section 14. Consent to Jurisdiction. Guarantor hereby irrevocably submits to the exclusive jurisdiction and venue of any New York state and federal court located in New York County, New York, over any action or proceeding arising out of any dispute between Guarantor and Payees, and Guarantor further irrevocably consents to the service of any process in any such action or proceeding by the mailing of a copy of such process to Guarantor at the address set forth below.

Section 15. Waiver of Jury Trial, Inconvenient Forum. GUARANTOR AND, BY ACCEPTING THIS GUARANTY, PAYEES, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND ANY RIGHT TO OBJECT TO INCONVENIENT FORUM OR IMPROPER VENUE IN NEW YORK COUNTY, NEW YORK. GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF PAYEES NOR PAYEES’ COUNSEL HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PAYEES WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. GUARANTOR ALSO ACKNOWLEDGES THAT PAYEES HAVE BEEN INDUCED TO ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE FOREGOING WAIVER OF TRIAL BY JURY.

Dated the 21st day of June, 2006

SPECTRAL SOLUTIONS, INC.

By:	/s/ John Thode

Address:

c/o ISCO 1001 Cambridge Drive

Elk Grove Village, IL 60007

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